Filed pursuant to Rule 424(b)(3) and Rule 424(c)
Under the Securities Act of 1933 in connection with
Registration Statement No. 333-168314

PROSPECTUS SUPPLEMENT NO. 2
(TO PROSPECTUS DATED APRIL 8, 2011)

CELSION CORPORATION
Common Stock

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This Prospectus Supplement No. 2 supplements and amends the prospectus (the “Prospectus”) dated April 8, 2011 included in Post-Effective Amendment No. 1 to our Registration Statement on Form S-1, File No. 333-168314 (the “Registration Statement”), declared effective on April 8, 2011 (the “Effective Date”), as previously amended and supplemented by Prospectus Supplement No. 1 to the Prospectus dated May 13, 2011 and filed under the Registration Statement pursuant to Rule 424.  The Prospectus relates to the disposition from time to time of up to 1,104,660 shares of our common stock, which are held or may be held by the selling stockholder named in the Prospectus.  We are not selling any common stock under the Prospectus and this Prospectus Supplement No. 1, and will not receive any of the proceeds from the sale of shares by the selling stockholder named in the Prospectus.

On June 2, 2011, we filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting certain material events under Items 8.01 and 9.01 (the "Form 8-K").  The Form 8-K is attached to this Prospectus Supplement No. 2.

This Prospectus Supplement No. 2 should be read in conjunction with, and delivered with, the Prospectus, as amended and supplemented prior to the date hereof, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus. All references in the Prospectus to “this prospectus” are hereby amended to read “this prospectus (as supplemented and amended)”.

This Prospectus Supplement No. 2 is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Our common stock is listed on The NASDAQ Capital Market under the symbol "CLSN."  On June 6, 2011, the last reported sale price of our common stock on The NASDAQ Capital Market was $3.07.

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Investing in our common stock involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 10 under Part I, Item 1A.  of our Annual Report on Form 10-K for the year ended December 31, 2010, and under similar headings included in our recent quarterly and annual reports filed with the Securities and Exchange Commission.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus to which this prospectus supplement relates are truthful or complete.  Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is June 7, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2011 (May 26, 2011)

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-2364

(Address of Principal Executive Offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On June 2, 2011, Celsion Corporation (the “Company”) completed the issuance and sale of 3,218,612 shares of common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 3,218,612 shares of common stock to institutional investors as well as certain officers and directors of the Company (collectively, the “Investors”) in a private placement transaction.  The Common Stock and Warrants were sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase one share of common stock. Units sold to unaffiliated institutional investors were sold at a negotiated purchase price of $2.65 per Unit and to officers and directors at $2.895 per Unit, the latter representing the consolidated closing bid price per share of Common Stock plus a warrant premium of $0.125 per Unit.  The Warrants are non-exercisable for six-months and have a term of exercise of seventy-eight months from the date of issuance and an exercise price of $2.77.  The Company expects to receive gross proceeds from the offering of approximately $8.6 million before deducting estimated offering expenses.

The Units, Common Stock and Warrants were issued and sold by the Company pursuant to a Purchase Agreement by and between the Company and each of the Investors dated as of May 26, 2011 (the “Purchase Agreement”).  A form of the Purchase Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Concurrent with the issuance and sale of the Units, Common Stock and Warrants pursuant to the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) that requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale by the Investors of the Common Stock and the shares of common stock issuable upon exercise of the Warrants.  A form of the Registration Rights Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

To facilitate the issuance and sale of the Units, the Company and the Investors entered into an Escrow Deposit Agreement dated as of May 27, 2011 with Signature Bank as Escrow Agent (the “Escrow Agreement”).  A form of the Escrow Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Rodman & Renshaw, LLC (the “Placement Agent”) acted as the exclusive placement agent for the issuance and sale of the Units.  Concurrent with the issuance and sale of the Units, the Company issued warrants to purchase up to an aggregate of 28,384 shares of common stock to the Placement Agent and certain of its affiliates (the “Placement Agent Warrants”) on the same terms and conditions of the Warrants issued to each of the Investors.  A form of the Warrant issued to Investors and the Placement Agent and its affiliates is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Company intends to use the net proceeds from the offering for general corporate purposes and working capital, including the funding of the clinical development of its product pipeline of cancer drugs.

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Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                  Exhibits.

No.	Exhibit

4.1.	Form of Common Stock Warrant dated June 2, 2011.

10.1	Form of Purchase Agreement dated May 26, 2011.

10.2	Form of Registration Rights Agreement dated May 26, 2011.

10.3	Form of Escrow Deposit Agreement dated May 27, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 2, 2011	By:	/s/ Jeffrey W. Church

Jeffrey W. Church
Vice President and Chief Financial Officer

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EXHIBIT INDEX

No.	Exhibit

4.1.	Form of Common Stock Warrant dated June 2, 2011.

10.1	Form of Purchase Agreement dated May 26, 2011.

10.2	Form of Registration Rights Agreement dated May 26, 2011.

10.3	Form of Escrow Deposit Agreement dated May 27, 2011.

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EXHIBIT 4.1

CELSION CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: June 2, 2011 (“ Issuance Date ”)

Celsion Corporation, a Delaware corporation (the “ Company ”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                      ], the registered holder hereof or its permitted assigns (the “ Holder ”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “ Warrant ”), at any time or times on or after the date six (6) months after the date hereof (the “ Exercisability Date ”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [                  ] ([              ]) fully paid nonassessable shares of Common Stock (as defined below) (the “ Warrant Shares ”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16 .  This Warrant is one of a series of similar warrants to purchase Common Stock issued pursuant to that certain Securities Purchase Agreement (the “ Securities Purchase Agreemen t”) dated as of May 26, 2011 (the “ Subscription Date ”).

1.     EXERCISE OF WARRANT.

(a)   Mechanics of Exercise .  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “ Exercise Notice ”), of the Holder’s election to exercise this Warrant.   Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.   On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and American Stock Transfer & Trust Company, the Company’s transfer Agent (“ Transfer Agent ”).  On or before the third (3 rd ) Business Day following the date on which the Company has received the Exercise Notice (the “ Share Delivery Date ”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“ DTC ”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit or Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Registration Statement is not effective at the time this Warrant is exercised, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)   Exercise Price .  For purposes of this Warrant, “ Exercise Price ” means $2.77, subject to adjustment as provided herein.

(c)   Company’s Failure to Timely Deliver Securities .  If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Notice in compliance with the terms of this Section 1 , a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “ Buy-In ”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “ Buy-In Price ”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares (or, at the option of the Holder, reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

(d)   Payment of Exercise Price .  The Company shall promptly, and in no case later than the Business Day immediately following such receipt, confirm receipt of an Exercise Notice via facsimile to the number specified in such Exercise Notice.  Within two

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(2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “ Aggregate Exercise Price ”) in cash or by wire transfer of immediately available funds.

(e)   Cashless Exercise . Notwithstanding anything contained herein to the contrary, if the Registration Statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares” ), or an exemption from registration , is not available for the resale of such Unavailable Warrant Shares as of the date the Company receives an Exercise Notice with respect to such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price pursuant to paragraph (d) above, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise” ):

X = Y [(A-B)/A]
where:
X = the Net Number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the closing price of the Common Stock on the primary Trading Market immediately prior to (but no including) the Exercise Date.

B = the Exercise Price.

For the avoidance of doubt, if the Registration Statement is available at the time this Warrant is exercised, the Holder shall have no rights under this paragraph (e) to cashless exercise and the Warrant shall only be exercisable for the Exercise Price payable in cash.

(f)    Rule 144 .  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(g)   Disputes .  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(h)   Beneficial Ownership .  The Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such

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Person’s affiliates) would beneficially own in excess of 4.99% (the “ Maximum Percentage ”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  The Company shall be entitled to rely on Holder’s exercise notice as an indication that Holder will not, pursuant to such exercise, exceed the Maximum Percentage.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES .  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)   Adjustment upon Subdivision or Combination of Common Stock .  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be

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proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)   Other Events .  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.     RIGHTS UPON DISTRIBUTION OF ASSETS .  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, stock split, spin off, subdivision, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “ Distribution ”), at any time after the issuance of this Warrant, then, in each such case:

(a)   any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b)   the number of Warrant Shares shall be increased or decreased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“ Other Shares of Common Stock ”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an adjustment in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

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4.     PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS .

(a)   Purchase Rights .  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “ Purchase Rights ”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)   In connection with any Fundamental Transaction, the Company shall make appropriate provision so that this Warrant shall thereafter be exercisable for shares of the Successor Entity based upon the conversion ratio or other consideration payable in the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

5.     NONCIRCUMVENTION .  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.     WARRANT HOLDER NOT DEEMED A STOCKHOLDER .  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold

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consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.     REISSUANCE OF WARRANTS .

(a)   Transfer of Warrant .  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)   Lost, Stolen or Mutilated Warrant .  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)   Exchangeable for Multiple Warrants .  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)   Issuance of New Warrants .  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8.     NOTICES .  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section      of Stock Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9.     AMENDMENT AND WAIVER .  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.   GOVERNING LAW .  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.   CONSTRUCTION; HEADINGS .  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.   DISPUTE RESOLUTION .  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.   REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF .  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

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14.   TRANSFER .  This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.   WARRANT AGENT .  The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.   CERTAIN DEFINITIONS .  For purposes of this Warrant, the following terms shall have the following meanings:

(a)   “ Bloomberg ” means Bloomberg Financial Markets.

(b)   “ Business Day ” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)   “ Closing Bid Price ” and “ Closing Sale Price ” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)   “ Common Stock ” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

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(e)   “ Eligible Market ” means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange or The NASDAQ Capital Market.

(f)    “ Expiration Date ” means the date seventy-eight (78) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “ Holiday ”), the next date that is not a Holiday.

(g)   “ Fundamental Transaction ” means that the Company shall , directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination ), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(h)   “ Parent Entity ” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(i)    “ Person ” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(j)    “ Principal Market ” means The NASDAQ Capital Market.

(k)   “ Registration Statement ” means a registration statement on Form S-1, Form S-3, or such other eligible registration form as determined in the sole discretion of the Company which registers the resale of the Warrant Shares pursuant to Rule 415 promulgated under the Securities Act.

(l)    “ Securities Act ” means the Securities Act of 1933, as amended.

(m)  “ Successor Entity ” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the

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Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(n)   “ Trading Day ” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CELSION CORPORATION

By:

Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

CELSION CORPORATION

The undersigned holder hereby exercises the right to purchase                                    of the shares of Common Stock (“ Warrant Shares ”) of Celsion Corporation, a Delaware corporation (the “ Company ”), evidenced by the attached Warrant to Purchase Common Stock (the “ Warrant ”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price .  The Holder’s payment of the Exercise Price shall be made as:

                       a “ Cash Exercise ” with respect to                                    Warrant Shares; and/or

a “ Cashless Exercise ” with respect to Warrant Shares (only if permitted pursuant to Section 1(e) of the Warrant).

2.  Payment of Exercise Price .  In the event that the Holder conducted a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                       to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares .  The Company shall deliver to the Holder                      Warrant Shares in accordance with the terms of the Warrant.

4.  Confirmation .  Please send confirmation of receipt of this Exercise Notice to the following facsimile number:                                             .

Date:                                    ,

Name of Registered Holder

By:

Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 200   from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

CELSION CORPORATION

By:

Name:
Title:

Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“ Agreement ”) is made as of the 26th day of May, 2011 by and among Celsion Corporation, a Delaware corporation (the “ Company ”), and the Investors set forth on the signature pages affixed hereto (each an “ Investor ” and collectively the “ Investors ”).

RECITALS

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“ Regulation D ”), as promulgated by the U.S. Securities and Exchange Commission (the “ SEC ”) under the Securities Act;

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, an aggregate of                  units (the “ Units ”) at a purchase price of $           per Unit (the “ Per Unit Purchase Price ”), each Unit consisting of (i) one (1) share (collectively, the “ Shares ”) of the Company’s Common Stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “ Common Stock ”), and (ii) one (1) warrant in the form attached hereto as Exhibit A (the “ Warrants ”), each Warrant representing the right to purchase one (1) share (collectively, the “ Warrant Shares ”) of Common Stock (subject to adjustment) at an exercise price of $2.77 per share (subject to adjustment) (the “ Warrant Exercise Price ”); and

WHEREAS, contemporaneous with the sale of the Units, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “ Registration Rights Agreement ”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Definitions .  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“ Affiliate ” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“ Agreement ” has the meaning set forth in the preamble.

“ Business Day ” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“ Buy-In ” has the meaning set forth in Section 7.8 .

“ Closing ” has the meaning set forth in Section 3 .

“ Closing Date ” has the meaning set forth in Section 3 .

“ Common Stock ” has the meaning set forth in the recitals .

“ Common Stock Equivalents ” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“ Company ” has the meaning set forth in the preamble .

“ Company’s Knowledge ” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“ Confidential Information ” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“ Control ” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“ Disclosure Schedules ” has the meaning set forth in Section 4 .

“ Effective Date ” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission (for purposes of clarity with respect to this clause (a), the initial Registration Statement that is declared effective by the Commission may omit the Non-Electing Registrable Shares (as defined in the Registration Rights Agreement)), (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Registrable Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“ Effectiveness Deadline ” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“ Escrow Agent ” means Signature Bank, a New York State chartered bank, with offices at 261 Madison Avenue, New York, New York 10016.

“ Escrow Agreement ” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and Rodman & Renshaw, LLC pursuant to which the Investors shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“ Exchange Act ” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“ GAAP ” has the meaning set forth in Section 4.19 .

“ GCP ” has the meaning set forth in Section 4.16 .

“ Governmental Permits ” has the meaning set forth in Section 4.13 .

“ IND ” has the meaning set forth in Section 4.16 .

“ Intellectual Property ” has the meaning set forth in Section 4.15 .

“ Investor ” and “ Investors ” have the meanings set forth in the preamble .

“ Material Adverse Effect ” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

“ Material Contract ” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“ NasdaqCM ” means The Nasdaq Capital Market.

“ Per Unit Purchase Price ” has the meaning set forth in the recitals .

“ Person ” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“ Placement Agent ” means Rodman & Renshaw, LLC.

“ Public Information Failure ” shall have the meaning ascribed to such term in Section 7.14(b).

“ Public Information Failure Payments ” shall have the meaning ascribed to such term in Section 7.14(b).

“ Regulation D ” has the meaning set forth in the recitals .

“ Registration Rights Agreement ” has the meaning set forth in the recitals .

“ Registration Statement ” has the meaning set forth in the Registration Rights Agreement.

“ Required Investors ” has the meaning set forth in the Registration Rights Agreement.

“ Rule 144 ” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“ SEC ” has the meaning set forth in the recitals .

“ SEC Filings ” has the meaning set forth in Section 4.6 .

“ Securities ” means the Units, the Shares, the Warrants and the Warrant Shares.

“ Securities Act ” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“ Shares ” has the meaning set forth in the recitals .

“ Short Sales ” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“ Subsidiary ” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“ Subscription Amount ” has the meaning set forth in Section 2.

“ 10-K ” has the meaning set forth in Section 4.6 .

“ Trading Day ” means a day on which the principal Trading Market is open for trading.

“ Trading Market ” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“ Transaction Documents ” means this Agreement, the Warrants and the Registration Rights Agreement.

“ Transfer Agent ” has the meaning set forth in Section 7.8 .

“ Units ” has the meaning set forth in the recitals .

“ Variable Rate Transaction ” has the meaning set forth in Section 7.9(b) .

“ Warrant Shares ” has the meaning set forth in the recitals .

“ Warrant Exercise Price ” has the meaning set forth in the recitals .

“ Warrants ” has the meaning set forth in the recitals .

2.              Purchase and Sale of the Units .  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Units in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for payment as specified in Section 3 below of an aggregate purchase price equal to the Per Unit Purchase Price multiplied by the number of Units to be purchased by each Investor as set forth opposite the Investors’ names on the signature pages attached hereto (the “ Subscription Amount ”).  The Units will not be certificated and the Shares and the Warrants included therein shall be immediately separable and shall trade separately.

3.              Closing .  Unless other arrangements have been made with a particular Investor, upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Seyfarth Shaw LLP, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and Warrants included in the Units, with instructions that such certificates are to be held for release to each Investor only upon payment in full by such Investor of the purchase price to be paid by the Investor for the Units acquired by it.  Unless other arrangements have been made with a particular Investor, upon such receipt by Seyfarth Shaw

LLP of the certificates, each Investor shall promptly, but no more than one (1) Business Day thereafter, cause a wire transfer to the Escrow Agent in same day funds to be sent to the account specified in the Escrow Agreement, in an amount equal to the purchase price to be paid by the Investor for the Units acquired by it.  On the date (the “ Closing Date ”) the Company receives payment for the purchase price from all of the Investors, the certificates evidencing the Shares and the Warrants shall be released to the Investors (the “ Closing ”).  The Closing shall take place at the offices of Seyfarth Shaw LLP, 620 Eighth Avenue, New York, New York 10018, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4.              Representations and Warranties of the Company .  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “ Disclosure Schedules ”):

4.1            Organization, Good Standing and Qualification .  The Company has no Subsidiaries. The Company has been duly organized and is validly existing as corporation in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

4.2            Authorization .  The Company has full corporate power and authority to enter into the Transaction Documents and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents have been duly executed by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3            Capitalization .  Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued.  Except as described on Schedule 4.3 , no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3 , there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, and the Company is not currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3 , the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4            Valid Issuance .  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  The Warrants have been duly and validly authorized.  Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.

4.5            Consents .  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods, and notice and/or application to NasdaqCM for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6            Delivery of SEC Filings; Business .  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (as amended prior to the date hereof, the “ 10-K ”), and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof (collectively, the “ SEC Filings ”).  The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7            Use of Proceeds .  The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

4.8            No Material Adverse Change .  Since March 31, 2011, except as identified and described in the SEC Filings, there has not been:

(a)            any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)            any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c)            any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or its Subsidiaries;

(d)            any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(e)            any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)             any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)            any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h)            any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(i)             the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j)             the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k)            any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9            SEC Filings; S-3 Eligibility .

(a)            At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)            The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale or other disposition by the Investors as contemplated by the Registration Rights Agreement.

4.10          No Conflict, Breach, Violation or Default .  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.11          Tax Matters .  The Company (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which the Company is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against the Company, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 4.11 that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2009, the Company has not incurred any liability for taxes other than in the ordinary course.

4.12          Title to Properties .  Except as disclosed in the SEC Filings, the Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the SEC filings, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

4.13          Certificates, Authorities and Permits .  The Company possesses all licenses, certificates, authorizations, permits, consents, orders, approvals and authorizations issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies, including, without limitation, the FDA and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), which are necessary or desirable for the ownership of its properties or the conduct of its business as described in the General Disclosure Package and the Prospectus (collectively, the “ Governmental Permits ”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  The Company is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from, those normally applicable to similar licenses, certificates, authorizations and permits.  The Company has not received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

4.14          Labor Matters .

(a)            The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)            (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)            The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)            Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement with any director or executive officer that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e)            Each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15          Intellectual Property .  The Company owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “ Intellectual Property ”) necessary to carry on its business as currently conducted, and as proposed to be conducted and described in the the SEC Filings, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing except for those that could not have a Material Adverse Effect.  The Intellectual Property licenses described in the SEC Filings are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and are not in breach nor have received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  To the Company’s Knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any valid and enforceable patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person; and, if found to so infringe or conflict, would not do so in a manner or to an extent that it could have a Material Adverse Effect.  No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s Knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public.  The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business.  No claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business.  The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

4.16          Regulatory Matters .  Except as disclosed in the SEC filings, (i) each Investigational New Drug application (“ IND ”) submitted by the Company to the FDA or similar application submitted by the Company to foreign regulatory bodies, and related documents and information, has been submitted and maintained in compliance in all material respects with applicable statutes, rules and regulations administered or promulgated by the FDA or other regulatory body, (ii) the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the SEC filings were and, if still pending, are being, conducted, to the best of the Company’s knowledge, in all material respects in accordance with  good clinical practices (“ GCP ”), experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; and the drug substances used in the clinical trials have been manufactured to the best of the Company’s knowledge, under current good manufacturing practices, and (iii) the Company uses commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical and clinical trials and, based upon (1) the information provided to the Company by the third parties conducting such studies, tests and preclinical and clinical trials that are described in the General Disclosure Package and the Prospectus and the Company’s review of such information, and (2) the Company’s actual knowledge, the Company reasonably believes that such descriptions of the results of such studies, tests and preclinical and clinical trials are accurate and complete in all material respects.  The Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.  No filing or submission to the FDA or any other regulatory body, that is intended to be the basis for any approval of the Company’s product candidates, contains any material omission or material false information.

4.17          Environmental Matters .  The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (“ Environmental Laws ”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.  The Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws.  In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on its business and assets, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

4.18          Litigation .  There are no pending actions, suits or proceedings against or affecting the Company or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.  Neither the Company nor any director or executive officer thereof, is or since March 31, 2006 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or executive officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

4.19          Financial Statements .  The financial statements, together with the related notes and schedules, included or incorporated by reference in each SEC filing fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“ GAAP ”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the SEC filings.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the SEC filings comply in all material respects with the Act, the Exchange Act and the Exchange Act Rules and Regulations.  No other financial statements or supporting schedules or exhibits are required by the Act or the Rules and Regulations to be described, or included or incorporated by reference in the SEC filings.  There is no pro forma or as adjusted financial information which is required to be included in the SEC filings or a document incorporated by reference therein in accordance with the Act and the Rules and Regulations which has not been included or incorporated as so required. All disclosures contained in the SEC filings regarding “non-GAAP financial measures” (as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

4.20          Insurance Coverage .  The Company carries, or is covered by, insurance with policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, including, without limitation, directors and officers insurance coverage.  The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  The Company has not been denied any insurance coverage that it has sought or for which it has applied.

4.21          Compliance with Nasdaq Continued Listing Requirements .  The Company is in compliance with applicable NasdaqCM continued listing requirements.  There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on NasdaqCM and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from NasdaqCM.

4.22          Brokers and Finders .  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.22 .

4.23          No Directed Selling Efforts or General Solicitation .  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.  The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” (as such term is used in Regulation D).

4.24          No Integrated Offering .  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

4.25          Private Placement .  The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of NasdaqCM.

4.26          Questionable Payments .  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.27          Transactions with Affiliates .  Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.28          Internal Controls .  The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the SEC filings, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.29          Disclosures .  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.30          Investment Company .  The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.31          Solvency .  The Company has no current intention to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, nor does the Company have current knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.  Schedule 4.31 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “ Indebtedness ” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

4.32          Acknowledgment Regarding Investors’ Purchase of Securities .  The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.33          Regulation M Compliance .  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

5.              Representations and Warranties of the Investors .  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1            Organization and Existence .  Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2            Authorization .  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3            Purchase Entirely for Own Account .  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws .  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4            Investment Experience .  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5            Disclosure of Information .  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6            Restricted Securities .  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7            Legends .  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)            “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)            If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8            Accredited Investor .  At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

5.9            No General Solicitation .  Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10          Brokers and Finders .  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.              Conditions to Closing .

6.1            Conditions to the Investors’ Obligations . The obligation of each Investor to purchase Shares and Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)            The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)            The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)            The Company shall have executed and delivered the Registration Rights Agreement.

(d)            The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares, a copy of which shall have been provided to the Investors.

(e)            [Intentionally Omitted]

(f)             No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)            The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) (to the extent applicable), (e) (to the extent applicable), (f) and (j) of this Section 6.1 .

(h)            The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i)             The Investors and the Placement Agent shall have received an opinion from Seyfarth Shaw LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(j)             No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2            Conditions to Obligations of the Company . The Company’s obligation to sell and issue Shares and Warrants at any Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the applicable Closing Date of the following conditions, any of which may be waived by the Company:

(a)            The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)            The Investors shall have executed and delivered the Registration Rights Agreement.

(c)            Any Investor purchasing Shares or Warrants at such Closing shall have delivered to the Escrow Agent its full Subscription Amount by wire transfer to the account specified in the Escrow Agreement.

6.3            Termination of Obligations to Effect Closing; Effects .

(a)            The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to June 8, 2011;

provided, however , that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)            In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3 , written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.              Covenants and Agreements of the Company .

7.1            Reservation of Common Stock .  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

7.2                                  Reports .  The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however , that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3                                  No Conflicting Agreements .  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4                                  Insurance .  The Company shall not materially reduce the insurance coverages described in Section 4.20 .

7.5                                  Compliance with Laws .  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6                                  Listing of Underlying Shares and Related Matters .  Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on NasdaqCM no later than the Closing Date.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on NasdaqCM and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7                                  Termination of Covenants .  The provisions of Section 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8                                  Removal of Legends .  In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “ Transfer Agent ”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends.  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with, if such legend is being removed pursuant to Rule 144, a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.  With respect to the removal of legends from Shares registered for resale pursuant to the Registration Rights Agreement, each Investor severally and not jointly with the other Investors, agrees with the Company that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 7.8 is predicated upon the Company’s reliance upon this understanding.  From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares.  When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Trading Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “ Buy-In ”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

7.9                                  Subsequent Equity Sales .

(a)                                   From the date hereof until thirty (30) days after the Effective Date, without the consent of the Required Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 7.9(a)  shall not apply to (i) the Company’s sale of the Units hereunder and the Company’s sale of units under that certain Purchase Agreement, dated as of the date hereof, between the Company and purchasers signatory thereto, (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the SEC Filings, (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof and disclosed in the SEC Filings, and (iv) the issuance of Common Stock in connection with a transaction involving the licensing of the Company’s intellectual property to an unaffiliated third party.

(b)                                  From the date hereof until such time as no Investor holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction; provided , however , that, with respect to an equity line of credit, the prohibition in this Section 7.9(b) (which, for purposes of clarity, shall include no issuances of securities of the Company pursuant to the committed equity line financing facility with Small Cap Biotech Value, Ltd., dated as of June 17, 2010) shall be effective from the date hereof until the one year anniversary of the Closing Date.  “ Variable Rate Transaction ” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)                                   The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.13                            Equal Treatment of Investors .  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.14                            Furnishing of Information; Public Information .

(a)                                   Until the earliest of the time that (i) no Investor owns Securities or (ii) the Warrants have expired, the Company covenants to use reasonable best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)                                  At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “ Public Information Failure ”) then, in addition to such Investor’s other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Investor’s Securities on the day of a Public Information Failure and on every thirtieth (30 th ) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investors to transfer the Shares and Warrant Shares pursuant to Rule 144.  The payments to which an Investor shall be entitled pursuant to this Section 4.2(b) are referred to herein as “ Public Information Failure Payments .”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3 rd ) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

7.15                            Certain Transactions and Confidentiality . Each Investor, severally and not jointly with the other Investors, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 9.7.  Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 9.7, such Investor will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Investor makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 9.7, (ii) no Investor shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 9.7 and (iii) no Investor shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 9.7.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement

7.16                            Form D; Blue Sky Filings .  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

8.                                        Survival and Indemnification .

8.1                                  Survival .  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2                                  Indemnification .  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “ Losses ”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3                                  Conduct of Indemnification Proceedings .  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided , further , that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9.                                        Miscellaneous .

9.1                                  Successors and Assigns .  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however , that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except that the Placement Agent shall be entitled to rely upon the representations and warranties of the Company and the Investors in Sections 4 and 5 as third beneficiaries thereof and shall be addressees of the legal opinion delivered pursuant to Section 6.1(i)  entitled to benefits thereof, and otherwise as expressly provided in this Agreement.

9.2                                  Counterparts; Faxes .  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3                                  Titles and Subtitles .  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4                                  Notices .  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Celsion Corporation

10220 Old Columbia Road - Suite L

Columbia, Maryland 21046

Attention:  Michael H. Tardugno, Chief Executive Officer

Fax:  (410) 290-5319

With a copy to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

Attention:  Blake Hornick, Esq., Partner

Fax:  (917) 344-1203

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5                                  Expenses .  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to the Placement Agent in the amount of $35,000, regardless of whether the transactions contemplated hereby are consummated.  Such expenses shall be paid upon demand.  The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this

Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6                                  Amendments and Waivers .  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding at least a majority in interest of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7                                  Securities Laws Disclosure; Publicity .  The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Investors that it shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Investor, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

9.8                                  Severability .  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9                                  Entire Agreement .  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10                            Further Assurances .  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11                            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial .  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12                            Independent Nature of Investors’ Obligations and Rights .  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CELSION CORPORATION

By:

Name:
Title:

[PURCHASER SIGNATURE PAGES TO CLSN SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser :

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

Shares:

Warrant Shares:

EIN Number:

[SIGNATURE PAGES CONTINUE]

Schedule 4.3

Capitalization

SHARES AUTHORIZED, ISSUED AND OUTSTANDING

AS OF MAY 26, 2011

COMMON STOCK
Common Stock Authorized	75,000,000
Common Stock Issued	16,849,794
Common Stock Outstanding	16,103,564

PREFERRED STOCK
Preferred Stock Authorized	100,000
Preferred Stock Issued	5,000
Preferred Stock Outstanding	1,711

EQUITY AWARDS OUTSTANDING

Outstanding Stock Options and Restricted Shares pursuant to the Company’s Equity Compensation Plans	2,901,546

WARRANTS OUTSTANDING

Outstanding Warrants to purchase Common Stock	3,092,409
Outstanding Preferred Stock convertible into Common Stock	702,916
Outstanding Warrants to purchase 350 shares of Preferred Stock which is convertible into Common Stock	145,833

Total	3,941,158

RESERVES

Shares reserved for future issuance pursuant to the Company’s Equity Compensation Plans	586,542

REGISTRATION RIGHTS

Registration Rights Agreement dated as of June 17, 2010 by and between the Company and Small Cap Biotech Value, Ltd. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 18, 2010).

SHAREHOLDER RIGHTS PLAN (“POISON PILL”)

Rights Agreement dated as of August 15, 2002 by and between the Company and American Stock Transfer & Trust Company as Rights Agent, including as Exhibits A, B and C,

respectively,  the Form of Certificate of Designations for the Series C Junior Participating Preferred Stock, the Form of Right Certificate, and a Summary of the Rights (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 21, 2002).

Schedule 4.22

Brokers and Finders

Rodman & Renshaw, LLC

Schedule 4.31

Indebtedness

In October 2009, the Company financed $288,200 of lab testing equipment through a capital lease with Vendor Lease Financing Corporation.  This lease obligation has thirty monthly payments of $11,654 through April 2012. The outstanding lease obligation is $130,378 as of May 26, 2011.

Exhibit A

Form of Warrant

[The Form of Warrant is filed as Exhibit 4.1 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 2, 2011]

Exhibit B

Form of Registration Rights Agreement

[The Form of Registration Rights Agreement is filed as Exhibit 10.2 to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 2, 2011]

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “ Agreement ”) is made and entered into as of this 26th day of May, 2011 by and among Celsion Corporation, a Delaware corporation (the “ Company ”), and the Investors named in that certain Purchase Agreement by and among the Company and the Investors (the “ Purchase Agreement ”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                Certain Definitions .

Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.  As used in this Agreement, the following terms shall have the following meanings:

“ Exchange Act ” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“ Investors ” means the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

“ Prospectus ” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“ Register ,” “ registered ” and “ registration ” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“ Registrable Securities ” means (i) the Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided , that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale without restriction by the Investors pursuant to Rule 144.

“ Registration Statement ” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement,

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including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“ Required Investors ” means the Investors holding a majority of the Registrable Securities.

“ SEC ” means the U.S. Securities and Exchange Commission.

“ Securities Act ” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.                Registration .

(a)                                   Registration Statement .  Promptly following the Closing Date but no later than twenty (20) days after the Closing Date (the “ Filing Deadline ”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities.  Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A ; provided, however , that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent.  Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.  If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, then, in addition to any other rights that the Holders may have hereunder or under applicable law, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor on the Filing Deadline and on each monthly anniversary of such Filing Deadline (until such Registration Statement is filed with respect to the Registrable Securities), but not greater than 10.0% of the amount invested by such Investor in the aggregate.  Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief.  Such payments shall be made to each Investor in cash no later than three (3) Business Days after the end of each 30-day period.

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(b)                                  Expenses .  The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors (not to exceed $25,000) and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)                                   Effectiveness .

(i)                                      The Company shall use commercially reasonable efforts to have the Registration Statements declared effective as soon as practicable.  The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.  If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 60th day after the Closing Date (or, in the event of a “full review” by the SEC, the 90th day after the Closing Date), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Allowed Delay (as defined below) or the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions, then, in addition to any other rights that the Holders may have hereunder or under applicable law, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “ Blackout Period ”), but not greater than 10.0% of the amount invested by such Investor in the aggregate.  Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek relief.  The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period.  Such payments shall be made to each Investor in cash.

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(ii)                                   For not more than fifteen (15) consecutive days or for a total of not more than twenty-five (25) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d)                                  Rule 415; Cutback   If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”.  The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto.  No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “ Cut Back Shares ”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions ”); provided, however , that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor.  If the SEC refuses to alter its position despite the removal of the Cut Back Shares from the Registration Statement and an Investor does not consent to being named as an “underwriter” in the Registration Statement, then such Investor (a “ Non-Electing Investor ”) shall be deemed to have elected to

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have its Registrable Shares (the “ Non-Electing Registrable Shares ”) withheld from the Registration Statement and no liquidated damages shall accrue as to any such Registrable Shares of such Investor.  Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis and shall be applied first to any Warrant Shares, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.  No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “ Restriction Termination Date ” of such Cut Back Shares).  From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline and the Option Shares Filing Deadline, as applicable, for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 120 th  day immediately after the Restriction Termination Date.

3.                Company Obligations .  The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)                                   use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (the “ Effectiveness Period ”) and advise the Investors in writing when the Effectiveness Period has expired;

(b)                                  prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)                                   provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)                                  furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt

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date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)                                   use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f)                                     prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement ; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)                                  use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h)                                  immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

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(i)                                      otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “ Availability Date ” means the 90th day after the end of such fourth fiscal quarter); and

(j)                                      With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.                Due Diligence Review; Information .  The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such

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information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5.                Obligations of the Investors .

(a)                                   Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as is set forth on the questionnaire attached to this Agreement as Exhibit B (“ Selling Stockholder Questionnaire ”).  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall provide notice to each Investor to deliver the Selling Stockholder Questionnaire if such Investor elects to have any of the Registrable Securities included in the Registration Statement.  An Investor shall provide the Selling Stockholder Questionnaire to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)                                  Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder and covenants that it will only effect sales of Registrable Securities in accordance with the plan of distribution attached hereto as Exhibit A , unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)                                   Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

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6.                Indemnification .

(a)                                   Indemnification by the Company .  The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “ Blue Sky Application ”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however , that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)                                  Indemnification by the Investors .  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such

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Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.  In no event shall the liability of any Investor under this Section 6(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                   Conduct of Indemnification Proceedings .  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further , that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)                                  Contribution .  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party

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and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.                Piggyback Rights; Other Registration Statements .

(a)                                   No Piggyback on Registrations; Prohibition on Filing Other Registration Statements .  Except as set forth on Schedule 7(a)  attached hereto, neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.  The Company shall not file any other registration statements until all Registrable Securities (other than Non-Electing Registrable Shares) are registered pursuant to a Registration Statement that is declared effective by the SEC, provided that this Section 7(a) shall not prohibit (i) the Company from filing amendments to registration statements filed prior to the date of this Agreement and (ii) the Company from filing a shelf registration statement on Form S-3 for a primary offering by the Company, provided that the Company makes no offering of securities pursuant to such shelf registration statement prior to the effective date of the Registration Statement required hereunder that includes all of the Registrable Securities.

(b)                                  Piggy-Back Registrations . If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans and other than (i) any registration statement with respect to any equity line of credit as permitted by Section 7.9(b) of the Purchase Agreement or (ii) any resale registration statement with respect to transactions similar to the one contemplated by the Purchase Agreement or those permitted by Section 7.9(a) of the Purchase Agreement, (iii) a new shelf registration statement on Form S-3 to allow a registered direct or underwritten public offering under Rule 415, or (iv) any registration statement on Form S-1 with respect to a registered direct offering or an underwritten public offering, then the Company shall deliver to each Investor (other than a Non-Electing Investor with respect to such Investor’s Non-Electing Registrable Shares) a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such

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Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided , however , that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(b) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

8.                Miscellaneous .

(a)                                   Amendments and Waivers .  This Agreement may be amended only by a writing signed by the Company and the Required Investors.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b)                                  Notices .  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c)                                   Assignments and Transfers by Investors .  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d)                                  Assignments and Transfers by the Company .  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e)                                   Benefits of the Agreement .  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities

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under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            Counterparts; Faxes .  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

(g)           Titles and Subtitles .  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)           Severability .  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)            Further Assurances .  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)            Entire Agreement .  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial .  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any

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objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CELSION CORPORATION

By:

Name:

Title:

15

[SIGNATURE PAGE OF HOLDERS TO CLSN RRA]

Name of Holder:

Signature of Authorized Signatory of Holder :

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

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Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•    an exchange distribution in accordance with the rules of the applicable exchange;

•    privately negotiated transactions;

•    short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•    a combination of any such methods of sale; and

•    any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit B

CELSION CORPORATION

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “ Registrable Securities ”) of Celsion Corporation, a Delaware corporation (the “ Company ”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “ Commission ”) a registration statement (the “ Registration Statement ”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “ Securities Act ”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “ Registration Rights Agreement ”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “ Selling Stockholder ”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

	Yes ☐	No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

	Yes ☐	No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

	Yes ☐	No ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

	Yes ☐	No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a) Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:

Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Exhibit 10.3

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “ Agreement ”) dated as of this 27th day of May 2011 by and among CELSION CORPORATION , a Delaware corporation (the “ Company ”), having an address at 10220 Old Columbia Road - Suite L, Columbia, MD 21046 , RODMAN & RENSHAW, LLC , a Delaware limited liability company (“ Placement Agent ”), having an address at 1251 Avenue of the Americas, New York, New York 10020, and SIGNATURE BANK (the “ Escrow Agent ”), a New York State chartered bank, having an office at 261 Madison Avenue, New York, New York 10016.  All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated as of May 26, 2011 as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “ Purchase Agreement ”).

W I T N E S S E T H :

WHEREAS , pursuant to the terms of the Purchase Agreement, the Company desires to sell (the “ Offering ”) up to an aggregate of $8,580,000 of shares (“ Shares ”) of common stock, $0.001 par value per share, at a per Share price of $2.65 (provided, however, that, with respect to certain purchasers, the per Share price is $2.895) and warrants to purchase up to 100% of the Shares purchased at an exercise price of $2.77 per Share; and

WHEREAS , unless the Offering has closed by June 8, 2011 (the “ Termination Date ”), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering; and

WHEREAS , the Company and Placement Agent desire to establish an escrow account with the Escrow Agent into which the Company and Placement Agent shall instruct subscribers introduced to the Company by the Placement Agent (the “ Subscribers ”) to deliver funds by wire transfer to the order of “Celsion Corporation, Signature Bank as Escrow Agent” pursuant to the instructions herein and Escrow Agent is willing to accept said funds in accordance with the terms hereinafter set forth; and

WHEREAS , the Company and Placement Agent represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS , the Company and Placement Agent warrant to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I .

NOW, THEREFORE, IT IS AGREED as follows:

1.              Delivery of Escrow Funds .

(a) Placement Agent and the Company shall instruct Subscribers to deliver to Escrow Agent funds by wire transfer to Signature Bank, 261 Madison Avenue, New York, New York 10016, ABA No. 026013576 (Swift Code: SIGNUS33) for credit to Celsion Corporation, Signature Bank as Escrow Agent, Account No.                     , in each case, with the name, address and social security number or taxpayer identification number of the individual or entity making payment.  In the event that any Subscriber’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Subscriber, then Placement Agent and/or the Company agree to promptly provide Escrow Agent with such information in writing.  The funds shall be deposited into a non interest-bearing account at Signature Bank entitled “Celsion Corporation, Signature Bank as Escrow Agent” (the “ Escrow Account ”).

(b)            The collected funds deposited into the Escrow Account are referred to as the “ Escrow Funds .”

(c)            The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account.

2.              Release of Escrow Funds .  The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)            In the event that the Company and Placement Agent advise the Escrow Agent in writing that the Offering has been terminated (the “ Termination Notice ”), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or offset.

(b)            Provided that the Escrow Agent does not receive the Termination Notice in accordance with paragraph 2(a), and there are Escrow Funds deposited in the Escrow Account, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A , attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the Company and Placement Agent, pay the Escrow Funds in accordance with such written instructions, which instructions shall be limited to payments to the Placement Agent and service providers in the Offering, payment to the Escrow Agent and payment of the balance of funds to the Company.  Such payment or payments shall be made by wire transfer on the same day as receipt of such written instructions or, if the day of receipt of such instructions is not a Business Day, on the first Business Day following the day of receipt of such instructions.  Such instructions must be received by the Escrow Agent no later than 3:00 p.m. (New York City time) on a Business Day for the Escrow Agent to process such instructions on that Business Day.

(c)            If by 3:00 p.m. (New York City time) on the Termination Date, the Escrow Agent has not received written instructions from the Company and Placement Agent regarding the disbursement of the Escrow Funds, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or offset.  The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

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(d)            The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(e)            If the Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day that immediately preceding that date. A “ Business Day ” is any day other than a Saturday, Sunday or a Bank holiday.

3.              Acceptance by Escrow Agent .  The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)            The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Placement Agent or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of each individual authorized to act singly on behalf of the Company and Placement Agent are stated in Schedule II , which is attached hereto and made a part hereof. The Company and Placement Agent may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)            The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith.  The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)            Placement Agent and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)            In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e)            The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the

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payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4.              Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Placement Agent a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or Placement Agent, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The Company and Placement Agent agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and Placement Agent each consent to the Escrow Agent’s release of such Escrow Account information to any of the individuals designated by Company or Placement Agent, which designation has been signed in accordance with paragraph 3(a) by any of the persons in Schedule II .  Further, the Company and Placement Agent have an option to receive e-mail notification of incoming and outgoing wire transfers.  If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and Placement Agent agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service.  The Company and Placement Agent each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es).  The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.              Resignation and Termination of the Escrow Agent .  The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Placement Agent and the Company.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period.  In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written designation signed by Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6.              Termination .  The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice.  In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written

4

instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds; provided , however , that if the Company and Placement Agent fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7.                              Investment .  All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at Signature Bank.

8.                              Compensation .  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $3,500, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees.  Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission.  To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

9.                              Notices .  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Placement Agent:

1251 Avenue of the Americas, 20 th  Floor

New York, New York 10020

Attention: David Horin

Fax: (212) 581-5690

If to the Company:

10220 Old Columbia Road — Suite L

Columbia, MD 21046

Attention: Jeffrey W. Church, Chief Financial Officer

Fax: (410) 290-5319

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If to Escrow Agent:

Signature Bank

261 Madison Avenue

New York, New York, 10016

Attention: Cliff Broder, Group Director and Senior Vice President

Fax: (646) 822-1359

10.                            General .

(a)            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.  Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b)            This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)            All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)            This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)            If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)             This Agreement and any modification or amendment of this Agreement may be

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executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.                            Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided , however , that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF , the parties have duly executed this Agreement as of the date first set forth above.

CELSION CORPORATION			RODMAN & RENSHAW, LLC

By:		By:

	Name:		Name:
	Title:		Title:

SIGNATURE BANK

By:

Name:
Title:

By:

Name:
Title:

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Schedule I

OFFERING DOCUMENTS

Securities Purchase Agreement, dated as of May 26, 2011

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and Placement Agent.

CELSION CORPORATION

Name	True Signature

Michael H. Tardugno

Jeffrey W. Church

RODMAN & RENSHAW, LLC

Name	True Signature

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date: May       , 2011

Signature Bank

261 Madison Avenue,

New York, New York 10016

Attention: Cliff Broder, Group Director and Senior Vice President

Fax: (646) 822-1359

Dear Mr. Broder:

In accordance with the terms of paragraph 2(b) of the Escrow Deposit Agreement, dated as of May 27, 2011 by and between Celsion Corporation (the “Company”), Signature Bank (the “Escrow Agent”) and Rodman & Renshaw, LLC (“Placement Agent”), the Company and Placement Agent hereby notify the Escrow Agent that the closing will be held on June       , 2011 for gross proceeds of $                  .

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

	:	$

	:	$

	:	$

Signature Bank (Escrow Fee)	:		$3,500

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Very truly yours,

Celsion Corporation

By:

Name:

Title:

Rodman & Renshaw, LLC

By:

Name:

Title:

[ Signature Page to CLSN Escrow Release Notice ]

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